Exhibit 10.11

SECOND AMENDMENT

TO

FIFTH THIRD BANCORP MASTER RETIREMENT PLAN

January 1, 2015 Restatement

The Fifth Third Bancorp Master Retirement Plan, as presently maintained under an amendment and restatement made effective as of January 1, 2015, is hereby amended in the following respects:

1.	Section 5.6 of the Plan is amended to provide, effective January 1, 2017, as follows:

5.6    Unclaimed Benefits.

(a)    Inability to Locate Payee. Anything in the Plan to the contrary notwithstanding, if a Participant or other person entitled to a benefit (including a benefit being paid or payable under the Old Plan) has not been found within a reasonable period after such payment becomes due and after written notice is sent to the Participant or other person at his last known address and other such diligent efforts to locate such Participant or other person are taken, then such benefit shall be forfeited. However, if such Participant or other person is thereafter located, then, no later than 60 days after the date on which such Participant or other person is located, such benefit shall be restored retroactively and shall be in the same amount as was payable at the time such benefit became due without any adjustment for the time between the date such benefit became due and such restoration.

(b)    Uncashed Checks. If a distribution check is outstanding for more than 180 days from the issue date and the Administrator has been unable to locate the Participant or other person entitled to a benefit after diligent efforts have been made to do so, then except as specifically directed by the Administrator, the amount of the check shall be re-deposited to the Plan and forfeited. However, if the Participant or other person is subsequently located, the Participant or other person may request that the check be reissued, without adjustment for investment gains or losses since the date of issuance.

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EXECUTED at                                 ,                      this 12th day of January, 2017.

FIFTH THIRD BANK

By:

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